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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation in this Registration Statement of Radio One, Inc. and Subsidiaries of our report dated February 1, 1999 relating to the Consolidated Financial Statements of Blue Chip Broadcasting Company and subsidiary as of and for the year ended December 31, 1998, which appears in the amendment #1 to Form 8-K/A of Radio One, Inc. dated April 9, 2001 (File No. 000-25969).


/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

August 22, 2001